Filed pursuant to Rule 424(b)(2)
Registration No. 333-200663

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
5 3⁄8% Senior Notes due 2024	$225,000,000	$26,145 (1)
Guarantees of 5 3⁄8% Senior Notes due 2024	—	— (2)

(1)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Act”).
(2)	Pursuant to Rule 457(n) of the Act, no separate filing fee is payable in respect of the guarantees.

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 1, 2014)

Tenneco Inc.

$225,000,000

5 3/8% Senior Notes due 2024

We are offering $225,000,000 of our 5 3/8% Senior Notes due 2024 (the “notes”). We will pay interest on the notes on June 15 and December 15 of each year, beginning June 15, 2015. The notes will mature on December 15, 2024. The notes will be redeemable, in whole or in part, at any time on or after December 15, 2019 and at the redemption prices specified under “Description of the Notes—Redemption” plus accrued and unpaid interest to, but not including, the redemption date. At any time prior to December 15, 2019, we may, at our option, redeem some or all of the notes at a make-whole price, plus accrued and unpaid interest, to, but not including, the redemption date. We also may redeem up to 35% of the aggregate principal amount of notes prior to December 15, 2017 with the net cash proceeds from certain equity offerings. If we experience certain kinds of changes of control, we must offer to purchase all of the notes outstanding at 101% of the aggregate principal amount of the notes purchased, plus accrued and unpaid interest.

The notes will be unsecured and will rank equal in right of payment with all of our existing and future unsubordinated indebtedness and will rank senior to all of our existing and future subordinated debt. The notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. Each of our existing and future material domestic wholly-owned subsidiaries that guarantee our existing senior secured credit facility will unconditionally guarantee the notes with guarantees that will be unsecured and rank equal in right of payment to all existing and future unsubordinated indebtedness of such subsidiaries.

The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in our notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and included in the accompanying prospectus before buying the notes. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Initial price to public(1)	100.0%	$225,000,000
Underwriting discounts and commissions	1.500%	$3,375,000
Proceeds, before expenses, to us	98.50%	$221,625,000

(1)	Plus accrued interest, if any, from December 5, 2014, if settlement occurs after that date.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors through the book-entry delivery system of The Depository Trust Company (“DTC”) for the account of its participants, including Clearstream Banking, société anonyme (“Clearstream”) and the Euroclear Bank S.A./N.V. (“Euroclear”), on or about December 5, 2014.

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	Morgan Stanley

Co-Managers

BB&T Capital Markets	BBVA	Capital One Securities	CIBC

COMMERZBANK	HSBC	KBC SECURITIES USA	PNC Capital Markets LLC

RBS	Scotiabank	SMBC Nikko	US Bancorp

The date of this prospectus supplement is December 2, 2014.

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our notes, you should read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated by reference are described under “Documents incorporated by reference into this prospectus” and “Where you can find more information” in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement or the documents incorporated by reference into this prospectus supplement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, concerning, among other things, the prospects and developments of our company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus supplement and the documents incorporated by reference herein. They are identified as “forward-looking statements” or by their use of terms (and variations thereof) such as “will,” “may,” “can,” “anticipate,” “intend,” “continue,” “estimate,” “expect,” “plan,” “should,” “outlook,” “believe” and “seek,” and similar terms (and variations thereof) and phrases.

Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions that we make, including among other things, the factors that are described in “Risk Factors” and:

•	general economic, business and market conditions;

•	our ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

•

the cost and outcome of existing and any future claims, legal proceedings or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

•

changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt;

•

changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences away from light trucks, which tend to be higher margin products for our customers and us, to other lower margin vehicles, for which we may or may not have supply arrangements;

•

changes in consumer demand for our automotive, commercial or aftermarket products, or changes in automotive and commercial vehicle manufacturers’ production rates and their actual and forecasted requirements for our products, due to difficult economic conditions, such as the prolonged recession in Europe;

•

the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program);

•

the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

•	our ability to successfully execute cash management and other cost reduction plans, including our current European cost reduction initiatives, and to realize anticipated benefits from these plans;

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•	industrywide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers’ other suppliers;

•

increases in the costs of raw materials, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

•	the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

•	the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts’ longer product lives;

•	costs related to product warranties and other customer satisfaction actions;

•

the failure or breach of our information technology systems, including the consequences of any misappropriation, exposure or corruption of sensitive information stored on such systems and the interruption to our business that such failure or breach may cause;

•	the impact of consolidation among vehicle parts suppliers and customers on our ability to compete;

•

changes in distribution channels or competitive conditions in the markets and countries where we operate, including the impact of changes in distribution channels for aftermarket products on our ability to increase or maintain aftermarket sales;

•	economic, exchange rate and political conditions in the countries where we operate or sell our products;

•	customer acceptance of new products;

•	new technologies that reduce the demand for certain of our products or otherwise render them obsolete;

•	our ability to introduce new products and technologies that satisfy customers’ needs in a timely fashion;

•	our ability to realize our business strategy of improving operating performance;

•	our ability to successfully integrate any acquisitions that we complete and effectively manage our joint ventures and other third-party relationships;

•	changes by the Financial Accounting Standards Board or the SEC of authoritative generally accepted accounting principles or policies;

•	changes in accounting estimates and assumptions, including changes based on additional information;

•

any changes by the International Organization for Standardization or other such committees in their certification protocols for processes and products, which may have the effect of delaying or hindering our ability to bring new products to market;

•

the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

•	the potential impairment in the carrying value of our long-lived assets and goodwill or our deferred tax assets;

•	potential volatility in our effective tax rate;

•

natural disasters, such as the 2011 earthquake in Japan and flooding in Thailand, and any resultant disruptions in the supply or production of goods or services to us or by us or in demand by our customers;

S-iii

•

acts of war and/or terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate; and

•	the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

The risks included here are not exhaustive. Refer to Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents incorporated by reference herein, for further discussion regarding our exposure to risks.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results, we express that expectation or belief in good faith and believe it has a reasonable basis, but we can give no assurance that the statement of expectation or belief will result or be achieved or accomplished.

You should be aware that any forward-looking statement made by us in this prospectus supplement or in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update or revise these forward-looking statements. In light of these risks and uncertainties, you should keep in mind that any scenarios or results contained in any forward-looking statement made in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus or elsewhere might not occur.

TRADEMARKS AND TRADE NAMES

We hold a number of domestic and foreign patents and trademarks relating to our products and businesses. We manufacture and distribute our aftermarket products primarily under the Walker® and Monroe® brand names, which are well-recognized in the marketplace and are registered trademarks. We also market certain of our clean air products to OEMs under the names SOLID SCR™ and XNOx™. The patents, trademarks and other intellectual property owned by or licensed to us are important in the manufacturing, marketing and distribution of our products. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

In addition to the industry, market and competitive position data referenced throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein that are derived from our own internal estimates and research, some market data and other statistical information used throughout this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein and therein are based in part upon third party industry publications, studies and surveys, which generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is prepared by reputable sources, we have not independently verified market and industry data from third party sources. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference. Please read “Risk Factors” for more information about important risks that you should consider before investing in the notes. Unless the context otherwise indicates, when we refer to “Tenneco,” “we,” “us,” “our” and “ours,” we are describing Tenneco Inc., together with its subsidiaries.

Our Company

We are one of the world’s leading manufacturers of clean air and ride performance products and systems for light vehicle, commercial truck and off-highway applications. We serve both original equipment vehicle designers and manufacturers and the repair and replacement markets, or aftermarket, globally through leading brands, including Monroe®, Rancho®, Clevite® Elastomers, Marzocchi®, Axios™, Kinetic™ and Fric-Rot™ ride performance products and Walker®, XNOx™, Fonos™, DynoMax®, and Thrush™ clean air products. We serve more than 65 different original equipment manufacturers and commercial truck and off-highway engine manufacturers, and our products are included on nine of the top 10 car models produced for sale in Europe and eight of the top 10 light truck models produced for sale in North America for 2013. Our aftermarket customers are comprised of full-line and specialty warehouse distributors, retailers, jobbers, installer chains and car dealers. As of December 31, 2013, we operated 89 manufacturing facilities worldwide and employed approximately 26,000 people to service our customers’ demands.

We were incorporated in the state of Delaware in 1996. Our principal executive offices are located at 500 North Field Drive, Lake Forest, Illinois 60045. Our telephone number is (847) 482-5000 and our website can be accessed at www.tenneco.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Refinancing Our Existing Senior Secured Credit Facility

On November 13, 2014, we launched a process to amend and restate (the “new senior secured credit facility”) our credit agreement dated as of March 22, 2012 (as amended, modified or supplemented from time to time, the “existing senior secured credit facility”).

We anticipate that the timing of entry into our new senior secured credit facility will be shortly following the completion of the offering of the notes and prior to the end of the fourth quarter of fiscal 2014. We expect that our new senior secured credit facility, if executed, will lower annual interest expense and increase the size and extend the term of the credit facility. We also anticipate that our new senior secured credit facility will include other terms that are similar to those in our existing senior secured credit facility.

The foregoing reflects only our current expectations. It is possible, however, that we will not enter into a new senior secured credit facility or, if we do, it is possible that the terms of our new senior secured credit facility may differ, perhaps substantially, from those we expect.

Tender Offer and Consent Solicitation

On November 20, 2014, we launched a tender offer to purchase for cash, subject to certain terms and conditions, any and all of our $225 million 7 3/4% Senior Notes due 2018 (the “7 3/4% senior notes”). Holders who validly tender their 7 3/4% senior notes and provide their consents to certain amendments to the related indenture prior to 5:00 p.m., New York City time, on December 4, 2014, unless such date is extended or earlier terminated, will be entitled to receive the total consideration of $1,043.50, payable in cash for each $1,000 principal amount of 7 3/4% senior notes accepted for payment, which includes a consent payment of $30.00 per $1,000 principal amount of 7 3/4% senior notes accepted for payment. Holders who validly tender their 7 3/4% senior notes after 5:00 p.m., New York City time, on December 4, 2014, but on or prior to 12:01 a.m., New York City time, on December 19, 2014 will receive $1,013.50 for each $1,000 principal amount of 7 3/4% senior notes accepted for purchase, which amount is equal to the total consideration less the consent payment. Accrued and unpaid interest, up to, but not including, the applicable settlement date will be paid in cash on all validly tendered and accepted 7 3/4% senior notes. The tender offer and related consent solicitation will be made solely by the Offer to Purchase and Consent Solicitation Statement related thereto.

This offering is not conditioned upon the consummation of the tender offer. This prospectus supplement relates only to the offering of the notes and is not an offer to buy or a solicitation of an offer to sell or furnish a consent with respect to any of the 7 3/4% senior notes. We cannot assure you that the tender offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the 7 3/4% senior notes will be retired and cancelled pursuant to the tender offer.

If the tender offer is consummated, we currently intend to exercise our right under the indenture governing the 7 3/4% senior notes to redeem any such notes that remain outstanding afterwards at 103.875% of the principal amount, plus accrued and unpaid interest, although we have no legal obligation to do so pursuant to the tender offer and selection of any particular redemption date is in our discretion.

If fully subscribed as of 5:00 p.m., New York City time, on December 4, 2014, we expect that the tender offer will cost approximately $240 million (including the consent payment, fees and expenses related to the tender offer and accrued and unpaid interest up to the date of payment) and we expect to record a charge in the fourth quarter of approximately $13 million in respect of the solicitation of consents and purchase of our 7 3/4% senior notes.

In connection with the tender offer, we have retained Wells Fargo Securities, LLC as dealer manager and solicitation agent.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It may not contain all of the information that is important to you. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see the “Description of the Notes” section of this prospectus supplement.

Issuer	Tenneco Inc.

Notes Offered	$225,000,000 aggregate principal amount of 5 3/8% Senior Notes due 2024

Maturity Date	December 15, 2024

Interest Rate	Annual rate: 5.375%, accruing from the issue date of the notes.

Interest Payment Date	Payment frequency: every six months on June 15 and December 15.

First payment: June 15, 2015

Subsidiary Guarantees	Each of our material domestic wholly-owned subsidiaries that guarantee our existing senior secured credit facility will also unconditionally guarantee the notes. These subsidiary guarantees will be general senior obligations of the guarantors and will rank equal in right of payment with all other existing and future unsubordinated indebtedness of the respective guarantors and senior in right of payment to existing and future subordinated indebtedness of the respective guarantors. The subsidiary guarantees will not be secured by any assets of the guarantors. Accordingly, the subsidiary guarantees are effectively junior in right of payment to all existing and future senior secured debt of the guarantors to the extent of the value of the collateral securing such indebtedness. Subject to limited exceptions, future domestic subsidiaries will also be required to guarantee the notes in certain circumstances, including if they also guarantee our existing senior secured credit facility.

Ranking	The notes and the subsidiary guarantees will be general senior obligations of us and the guarantors and will rank equal in right of payment with all other existing and future unsubordinated indebtedness of us and the guarantors and senior in right of payment to all existing and future subordinated indebtedness. The notes and the subsidiary guarantees will not be secured by any assets of us or the guarantors. Accordingly, the notes and the subsidiary guarantees will be effectively junior in right of payment to all existing and future senior secured debt of us and the guarantors to the extent of the value of the collateral securing such indebtedness. The notes will also be effectively junior in right of payment to all existing and future liabilities, including trade payables, of our foreign subsidiaries, which will not guarantee the notes, and of those of our domestic subsidiaries that do not guarantee the notes.

As of September 30, 2014, on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom, we would have had outstanding:

•	$225 million of notes offered hereby;

•

$1,091 million of other unsubordinated indebtedness, including $427 million of loans outstanding under our existing senior secured credit facility, comprised of $213 million of tranche A term loan and $214 million of revolving loans, and $82 million in outstanding letters of credit under the revolving credit facility, which amounts under our existing senior secured credit facility are secured and guaranteed on a senior secured basis by our material domestic wholly-owned subsidiaries, which would have been effectively senior in right of payment to the notes offered hereby to the extent of the value of the collateral securing such indebtedness; and

•

$554 million of unused capacity under the revolving credit facility, all of which is secured and guaranteed on a senior secured basis by our material domestic wholly-owned subsidiaries and all of which, if drawn, would have been effectively senior in right of payment to the notes offered hereby to the extent of the value of the collateral securing such indebtedness.

As of September 30, 2014, on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom, our non-guarantor subsidiaries would have had $1,491 million of liabilities outstanding on their balance sheets.

The foregoing amounts do not include $225 million of the 7 3/4% senior notes that will be purchased or redeemed using the net proceeds of the offering of the notes and cash on hand or available liquidity.

Optional Redemption	We may, at our option, redeem some or all of the notes at any time on or after December 15, 2019 at certain fixed redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to December 15, 2019, we may, at our option, redeem some or all of the notes at a make-whole price, plus accrued and unpaid interest, to, but not including, the redemption date.

In addition, prior to December 15, 2017, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at certain redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The redemption prices and the calculation of the make-whole price are described in the section “Description of the Notes—Redemption.”

Change of Control	Upon the occurrence of a change of control (as defined under “Description of the Notes—Change of Control” in this prospectus supplement), we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase. We may not have enough funds available at the time of a change of control to make any required debt payment (including purchases of the notes).

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit the ability of us and our restricted subsidiaries to:

•	incur additional indebtedness or contingent obligations;

•	pay dividends or make distributions to our shareholders;

•	purchase or redeem our equity interests;

•	make investments;

•	create liens;

•	enter into transactions with our affiliates;

•	sell assets; and

•	merge or consolidate with, or dispose of substantially all of our assets to, other companies.

These covenants are subject to a number of important limitations and exceptions that are described later in this prospectus supplement under the caption “Description of the Notes—Certain Covenants.”

During any period that the credit rating on the notes, as determined by either Moody’s Investors Service or Standard and Poor’s Ratings Services, equals or exceeds Baa3 or BBB-, respectively, and no default or event of default has occurred and is continuing, we will not be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply as a result of achieving these ratings will be restored if at least one of the credit ratings on the notes does not remain at or above these thresholds. See “Description of Notes—Covenant Suspension.”

Use of Proceeds	We intend to use the proceeds of this offering net of related fees and expenses, together with cash on hand or available liquidity, to purchase any and all of our outstanding $225 million 7 3/4% senior notes tendered in the tender offer and to redeem any of such 7 3/4% senior notes that are not tendered. This offering is not conditioned upon the consummation of the tender offer. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth under “Risk Factors” before deciding to invest in the notes.

Summary Historical Consolidated Financial Data

The following summary historical consolidated financial data as of and for the years ended December 31, 2011, 2012 and 2013 were derived from the audited financial statements of Tenneco Inc. and its consolidated subsidiaries. The following summary historical consolidated financial data as of and for each of the nine months ended September 30, 2014 and 2013 were derived from our unaudited condensed financial statements. In our opinion, the summary historical consolidated financial data as of and for the nine months ended September 30, 2014 and 2013 include all adjusting entries, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein.

The following information should be read in conjunction with “Use of Proceeds,” “Capitalization” and our historical consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, incorporated by reference herein.

	Year Ended December 31,			Nine Months Ended September 30,
	2011	2012	2013	2013	2014
	(Millions except share and per share amounts)
	(audited)			(unaudited)
Statements of income data:
Net sales and operating revenues	$7,205	$7,363	$7,964	$5,933	$6,416

Cost of sales (exclusive of depreciation and amortization shown below)	6,037	6,170	6,734	5,031	5,340
Goodwill impairment charge	11	—	—	—	—
Engineering, research and development	133	126	144	103	126
Selling, general and administrative	428	427	453	337	379
Depreciation and amortization of intangibles	207	205	205	151	155
Other income (expense)	(10)	(7)	(4)	(5)	(7)

Income (loss) before interest expense, income taxes, and noncontrolling interests	379	428	424	306	409
Interest expense (net of interest capitalized)	108	105	80	60	58
Income tax expense	88	19	122	89	117
Net income (loss)	$183	$304	$222	$157	$234

Less: Net income attributable to noncontrolling interests	26	29	39	28	29

Net income (loss) attributable to Tenneco, Inc.	$157	$275	$183	$129	$205

Balance sheet data:
Total assets	$3,337	$3,608	$3,830	$4,099	$4,232
Short-term debt	66	113	83	131	111
Long-term debt	1,158	1,067	1,019	1,226	1,187
Redeemable noncontrolling interests	12	15	20	15	28
Total Tenneco Inc. shareholders’ equity	—	246	433	380	613
Noncontrolling interests	43	45	39	44	35

Total equity	$43	$291	$472	$424	$648

Statement of cash flows data:
Net cash provided by operating activities	$245	$365	$503	$91	$89
Cash payments for plant, property and equipment	(213)	(256)	(244)	(178)	(262)
Net cash used by investing activities	(224)	(273)	(266)	(196)	(273)
Net cash provided (used) by financing activities	(26)	(89)	(175)	160	190

RISK FACTORS

Investing in the notes involves risks. In addition to the risk factors disclosed in the accompanying prospectus, you should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition or results of operations.

Risks Relating to the Notes

Our substantial debt could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making payments on the Notes.

We are a highly leveraged company. As of September 30, 2014, on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom, we would have had $427 million of indebtedness outstanding under our existing senior secured credit facility, with $554 million of unused capacity under the revolving credit facility, approximately $82 million in outstanding letters of credit under our revolving credit facility and $213 million in outstanding tranche A term loans and $889 million principal amount of other unsubordinated indebtedness outstanding. The foregoing amounts do not include $225 million of the 7 3/4% senior notes that will be purchased or redeemed using the net proceeds of the offering of the notes and cash on hand or available liquidity. Our substantial amount of debt requires significant interest payments. We also incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other general corporate purposes.

This level of indebtedness could have important consequences for you, including the following:

•	a significant portion of our cash flow from operations is dedicated to the repayment of our indebtedness and would not be available for other purposes;

•	it may make us more vulnerable to downturns in our business or the economy;

•	our ability to meet the debt service requirements of our indebtedness could make it more difficult for us to make payments on the notes; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, including debt that is secured by our assets. This could intensify many of the risks described herein.

The terms of our existing senior secured credit facility, the indenture governing the notes offered hereby and our other senior notes and the agreements governing our other indebtedness limit, but do not prohibit, us and our subsidiaries from incurring significant additional indebtedness in the future. In addition, the covenants under our debt agreements would allow us to borrow a significant amount of additional indebtedness, including secured indebtedness. The more we become leveraged, the more we, and in turn our security holders, become exposed to many of the risks described herein.

Your right to receive payments on the notes and subsidiary guarantees is effectively junior to our and the guarantors’ senior debt that is secured.

Payment on the notes and subsidiary guarantees will be effectively junior in right of payment to all of our and the guarantors’ senior debt that is secured, including our existing senior secured credit facility.

Upon any distribution to our creditors or the creditors of any guarantor in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or such guarantor or our or its property, the holders of senior debt that is secured will be entitled to be paid in full in cash before any payment may be made on these notes or the subsidiary guarantees. In these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt that is secured.

In addition, our existing senior secured credit facility is (a) secured by substantially all of the tangible and intangible assets of us and the guarantors, (b) collateralized by a perfected security interest in all of the capital stock of our and the guarantors’ domestic subsidiaries and (c) secured by up to 66 percent of the capital stock of our and the guarantors’ direct foreign subsidiaries. Accordingly, upon our bankruptcy, liquidation or reorganization or similar proceeding, the holders of the notes offered hereby will have no claim against these assets or the capital stock of these subsidiaries until the lenders under the existing senior secured credit facility have been paid in full.

We rely on our subsidiaries to fund our financial obligations, including the notes. Additionally, not all of our subsidiaries will guarantee the notes and assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

Tenneco Inc., the issuer of the notes, is a holding company and relies on its subsidiaries for all funds necessary to meet its financial obligations, including the notes. The assets of Tenneco Inc. consist of the stock of subsidiaries and certain intellectual property. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the notes would be substantially impaired.

Although some of our subsidiaries will guarantee the notes, a substantial number of them will not. Payments on the notes will only be required to be made by Tenneco Inc. and the guarantors. The non-guarantor subsidiaries consist of all of our foreign subsidiaries, immaterial domestic subsidiaries and other finance-related subsidiaries. Because the non-guaranteeing subsidiaries may have other creditors and are not obligated to repay and do not guarantee repayment of the notes, you cannot rely on such subsidiaries to make any payments on the notes directly to you or to make sufficient distributions to enable us to satisfy our obligations to you under the notes. As of, and for the nine months ended, September 30, 2014, and the year ended December 31, 2013, the non-guarantor subsidiaries represented approximately 73 percent and 72 percent, respectively, of our consolidated assets, approximately 55 percent and 56 percent, respectively, of our consolidated net sales (excluding intercompany sales) and approximately 23 percent and 18 percent, respectively, of our consolidated operating income. To the extent we expand our international operations, a larger percentage of our consolidated assets, net sales and operating income may be derived from non-guarantor foreign subsidiaries. Our ability to repatriate cash from foreign subsidiaries may be limited. We will depend in part on the non-guarantor subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on the notes. Further, the earnings from, or other available assets of, these non-guarantor subsidiaries, together with the guarantor subsidiaries, may not be sufficient to make distributions to enable us to pay interest on the notes when due or principal of the notes at maturity.

If any or all of our non-guarantor subsidiaries become the subject of a bankruptcy, liquidation or reorganization, the creditors of the subsidiary or subsidiaries, including debt holders, must be paid in full out of the subsidiary’s or subsidiaries’ assets before any monies may be distributed to us as the holder of the equity in the subsidiary or subsidiaries. As of September 30, 2014, our non-guarantor subsidiaries had $1,491 million of liabilities outstanding on their balance sheets. The indenture governing the notes limits, but does not prohibit, our subsidiaries from incurring additional indebtedness.

We are required to make substantial debt service payments, and we may not be able to generate sufficient cash to service all of our indebtedness, including the notes. In addition, a substantial amount of our debt is secured.

Our ability to make payments on our indebtedness, including the notes, depends on our ability to generate cash in the future. Our annual debt service obligations in 2015, assuming we incur no further indebtedness, will consist primarily of interest and required principal payments under our existing senior secured credit facility and the agreements governing the debt incurred by our foreign subsidiaries, interest payments on our senior notes and interest payments on the notes offered hereby. We will have to generate significant cash flows from operations to meet our debt service requirements. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing or sell assets. This may make it more difficult for us to obtain financing on terms that are acceptable to us, or at all. Without any such financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances.

Our existing senior secured credit facility and the indentures governing the senior notes limit, and the indenture governing the notes offered hereby will limit our ability to sell assets and also restrict the use of proceeds from any asset sale. Moreover, our existing senior secured credit facility is secured on a first priority basis by substantially all of our and the guarantors’ tangible and intangible domestic assets, pledges of all of the stock of our and the guarantors’ direct domestic subsidiaries and pledges of up to 66 percent of the stock of our and the guarantors’ direct foreign subsidiaries. If necessary, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations. Furthermore, a substantial portion of our assets are, and may continue to be, intangible assets. Therefore, it may be difficult for us to pay you in the event of an acceleration of the notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

Certain of our borrowings, including borrowings under our existing senior secured credit facility, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. An increase of 1.0 percent in the interest rates payable on our existing variable rate indebtedness would have increased our 2014 estimated debt service requirements by approximately $3 million after taxes on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom. We have no interest rate hedge agreements that would shield us from this risk. We might consider entering into fixed-to-floating interest rate swaps on all or any portion of our remaining fixed-rate debt. Such a transaction could initially reduce our interest expense, but may expose us to an increase in interest rates in the future.

Our failure to comply with the covenants contained in our debt instruments, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.

Our existing senior secured credit facility and receivables securitization program in the U.S. require us to maintain certain financial ratios. Our existing senior secured credit facility and our other debt instruments require us to comply with various operational and other covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately (which, in turn, could also result in an event of default under one or more of our other financing arrangements). If such event occurs, the lenders under our existing senior secured credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets and we could lose access to our securitization program. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, either upon maturity or if accelerated, upon an event of default, or that we would be able to refinance or restructure the payments on those debt instruments. This would have a material adverse impact on our liquidity, financial position and results of operations. For example, as a result of the economic downturn in 2008 and 2009, we needed to amend our existing senior credit agreement to revise the financial ratios we are required to maintain. Even though we were able to obtain that amendment, we cannot assure you that we would be able to obtain an amendment on commercially reasonable terms, or at all, if required in the future.

We may not be able to repay, refinance or replace our existing senior secured credit facility or senior notes when they terminate or become due, which will occur before the maturity of the notes offered hereby.

Amounts borrowed under our existing senior secured credit facility, which is secured by a substantial portion of our assets, will mature at varying times prior to the maturity of the notes offered hereby. The existing senior secured credit facility, the revolving credit facility and our tranche A term facility will mature on March 22, 2017. Our other senior notes mature on August 15, 2018 and December 15, 2020, which is also prior to the maturity of the notes offered hereby.

We may not be able to (i) repay or refinance amounts due under the existing senior secured credit facility prior to their maturity dates, (ii) repay or replace the revolving portions of our existing senior secured credit facility prior to their termination or (iii) repay, refinance or extend the maturity of our other senior notes prior to the applicable dates described above. If we are unable to repay, refinance or restructure all or any part of our existing senior secured credit facility, the lenders thereunder could proceed against any collateral securing such indebtedness. If we are unable to repay, refinance or extend the maturity of this indebtedness or the indebtedness under our other senior notes prior to the applicable dates described above, our liquidity and financial flexibility would be substantially impaired.

Releases of the subsidiary guarantees of the notes or additional guarantees may be controlled under some circumstances by the administrative agent under our existing senior secured credit facility.

The notes will be guaranteed by each of our current and future domestic subsidiaries that guarantee the obligations under our existing senior secured credit facility. If we create or acquire a material domestic subsidiary in the future and the administrative agent under our existing senior secured credit facility does not require that subsidiary to guarantee the obligations under the existing senior secured credit facility, then the subsidiary will not be required to guarantee the notes unless it incurs indebtedness. In addition, under the terms of the indenture, a subsidiary guarantee of the notes made by a guarantor will be released without any action on the part of the trustee or any holder of the notes if the administrative agent under our existing senior secured credit facility releases the guarantee of obligations under our existing senior secured credit facility made by that guarantor (unless the guarantor remains or becomes a guarantor or is otherwise liable on account of any of our indebtedness). Additional releases of the subsidiary guarantees of the notes are permitted under some circumstances. See “Description of the Notes—Brief Description of the Notes and the Subsidiary Guarantees—The Subsidiary Guarantees.”

Because each guarantor’s liability under its subsidiary guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The holders of the notes have the benefit of subsidiary guarantees from the guarantors. However, the subsidiary guarantees from the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, each guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of the guarantor or based on other defenses available to guarantors.

Federal and state statutes allow courts, under specific circumstances, to void the subsidiary guarantees and require noteholders to return payments received from us or the guarantors. If that occurs, you may not receive any payments on the notes.

Our issuance of the notes and the issuance of the subsidiary guarantees by the guarantors may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (i) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (ii) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either the notes or a subsidiary guarantee, and, in the case of (ii) only, one of the following is true:

•	we or any of the guarantors were or was insolvent, or rendered insolvent, by reason of such transactions;

•	paying the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of the guarantors intended to, or believed that we or it would, be unable to pay debts as they matured.

If a court were to find that the issuance of the notes or a subsidiary guarantee was a fraudulent conveyance, the court could avoid the payment obligations under the notes, such subsidiary guarantee or further subordinate the notes or such subsidiary guarantee to presently existing and future indebtedness of us or of such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its liabilities (contingent or otherwise) was greater than the fair value of all its assets;

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities as they become due;

•	it cannot pay its debts as they become due; or

•	it had at such time an unreasonably small amount of capital with which to conduct its business.

Restrictive covenants in our existing senior secured credit facility and in the indentures governing our senior notes and the notes offered hereby may prevent us from pursuing business strategies that could otherwise improve our results of operations.

The indentures governing the notes offered hereby and our other senior notes and our existing senior secured credit facility limit our ability, among other things, to:

•	incur additional indebtedness or contingent obligations;

•	pay dividends or make distributions to our shareholders;

•	purchase or redeem our equity interests;

•	make investments;

•	create liens;

•	enter into transactions with our affiliates;

•	sell assets; and

•	merge or consolidate with, or dispose of substantially all of our assets to, other companies.

In addition, our existing senior secured credit facility requires us to maintain a minimum interest coverage ratio of consolidated EBITDA to consolidated cash interest paid and a maximum net leverage ratio of consolidated debt less unrestricted cash/cash equivalents to consolidated EBITDA (each as defined in the existing senior secured credit agreement). Complying with these restrictive covenants and financial ratios may impair our ability to finance our future operations or capital needs or to engage in other favorable business activities.

We may not have sufficient funds or be permitted by our other debt to purchase notes upon a change of control.

Upon a change of control, we will be required to make an offer to purchase all outstanding notes. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make any required purchases of notes, or that restrictions in our existing senior secured credit facility or other debt we may incur in the future would permit us to make the required purchases. For the foreseeable future, our existing senior secured credit facility will not permit us to make the required purchases. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture governing the notes, which would in turn be a default under our existing senior secured credit facility. In addition, a change of control may be an event of default under our existing senior secured credit facility and would require us to make an offer to purchase the other senior notes at 101 percent of the principal amount thereof. Subject to limited exceptions, our existing senior secured credit facility prohibits the purchase of outstanding notes prior to repayment of the borrowings under our existing senior secured credit facility and any exercise by the holders of the notes of their right to require us to purchase the notes would cause an event of default under our existing senior secured credit facility.

Many of the covenants in the indenture will be suspended if the notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services.

Many of the covenants in the indenture governing the notes will no longer apply to us during any time that the notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, provided that at such time no default or event of default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Notes—Covenant Suspension.”

An active trading market for the notes may not develop.

We cannot assure you that an active trading market will develop or be maintained for the notes. If an active trading market does develop for the notes, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities and our performance and other factors.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $221 million, after deducting estimated discounts to the underwriters and offering fees and expenses. We intend to use the net proceeds from this offering, together with cash on hand or available liquidity, to purchase any and all of our outstanding $225 million 7 3/4% senior notes tendered in the tender offer and to redeem any of such 7 3/4% senior notes that are not tendered at a redemption price of $1,038.75 per $1,000 principal amount of 7 3/4% senior notes. Certain of the underwriters or their affiliates are holders of our 7 3/4% senior notes and, to the extent such notes are being retired by us in connection with this offering, would receive a portion of the proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2014 on an actual basis and on an “as adjusted” basis after giving effect to this offering and the application of the net proceeds therefrom, as set forth under “Use of Proceeds.” You should read the following table in conjunction with our consolidated financial statements and the related notes and “Management’s discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are incorporated herein by reference.

	As of September 30, 2014
	Actual	As Adjusted(1)
	(Unaudited) (Dollars in millions)
Cash and cash equivalents	$275	$275

Total debt(2):
Credit facilities(3)
Revolving credit facility(4)(5)	$196	$214
Tranche A term facility	213	213
Senior notes offered hereby	—	225
7 3/4% senior notes due 2018	225	—
6 7/8% senior notes due 2020	500	500
Other indebtedness(6)	164	164

Total debt	$1,298	$1,316
Redeemable noncontrolling interests	28	28
Total Tenneco Inc. stockholders’ equity	613	605
Noncontrolling interests	35	35
Total capitalization	$1,974	$1,984

(1)

Assumes that $225 million of the 7 3/4% senior notes are tendered and purchased in the tender offer prior to the early consent date at an aggregate purchase price of approximately $240 million, including the consent payment, fees and expenses related to the tender offer and accrued and unpaid interest up to the date of payment. The actual amounts of 7 3/4% senior notes tendered and purchased may be less. We anticipate that we will redeem any 7 3/4% senior notes not purchased in the tender offer promptly after the completion of the tender offer.

(2)	Does not include assets sold under account receivable securitization agreements in Europe. The amount of outstanding third party investments in our securitized accounts receivable in Europe was $165 million at September 30, 2014.

(3)	On November 13, 2014, we launched a process to amend and restate our existing senior secured credit facility and enter into the new senior secured credit facility. For additional information, see “Prospectus Supplement Summary—Recent Developments—Refinancing Our Existing Senior Secured Credit Facility.”

(4)	Assumes that the 7 3/4% senior notes will be retired using the net proceeds of this offering and borrowings under the revolving credit facility under our existing senior secured credit facility.

(5)	As of September 30, 2014, we had $82 million of loans and letters of credit outstanding and $572 million of unused capacity under the revolving credit facility under our existing senior secured credit facility.

(6)	Includes $111 million in short-term debt and $53 million in other long-term debt.

DESCRIPTION OF THE NOTES

The notes will be issued under an indenture, to be dated as of December 5, 2014 (the “Base Indenture”), as supplemented by a supplemental indenture, to be dated as of December 5, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”). The Guarantors will be the following Domestic Restricted Subsidiaries of the Company, which will be all of the Company’s Domestic Restricted Subsidiaries as of the date the notes offered hereby are issued (other than Finance Subsidiaries, Accounts Receivable Entities and Immaterial Domestic Subsidiaries): Tenneco Automotive Operating Company Inc., The Pullman Company, Clevite Industries Inc., Tenneco Global Holdings Inc., TMC Texas Inc. and Tenneco International Holding Corp. The notes will be the direct senior obligations of the Company, ranking equal in right of payment with all other existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The notes will be fully and unconditionally and jointly and severally guaranteed by the Guarantors as described below under the caption “—Brief Description of the Notes and the Subsidiary Guarantees—The Subsidiary Guarantees.” The Subsidiary Guarantees will be the direct senior obligations of the respective Guarantors and rank equal in right of payment with all other unsubordinated indebtedness of the respective Guarantors and senior in right of payment to existing and future subordinated indebtedness of the respective Guarantors. Unlike the Company’s and Guarantors’ obligations under the Credit Agreement and other secured indebtedness, which are also direct senior obligations of the Company and Guarantors, as applicable, the notes and the Subsidiary Guarantees will not be secured by any assets of the Company or Guarantors and therefore will be effectively junior to secured indebtedness of the Company and Guarantors to the extent of the value of the collateral securing such indebtedness. For purposes of this section, references to “we,” “our” or the “Company” include only Tenneco Inc. and not its Subsidiaries.

The following description is a summary of the material provisions of the Indenture and does not include all of the information included in the Indenture and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the form of Base Indenture is filed as an exhibit to the registration statement of which the prospectus is a part and a copy of the Supplemental Indenture will be filed as an exhibit to a current report on Form 8-K to be filed by us on or before the closing of the offering of the notes. The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.”

The notes offered hereby will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. The Company may change any paying agent and registrar without notice to holders of the notes. The Company will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office. Interest may be paid at the Trustee’s corporate trust office, by check mailed to the registered address of the holders or by wire transfer if instructions therefor are furnished by a holder. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

The notes will:

•

be general senior obligations of the Company, ranking equal in right of payment with all other existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company;

•

not be secured by any assets of the Company, unlike borrowings under the Credit Agreement and other senior secured indebtedness and therefore will be effectively junior to secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•

be fully and unconditionally and jointly and severally guaranteed by the Guarantors. The Subsidiary Guarantees will be the general senior obligations of the respective Guarantors and rank equal in right of payment with all other existing and future unsubordinated indebtedness of the respective Guarantors and senior in right of payment to existing and future subordinated indebtedness of the respective Guarantors. The Subsidiary Guarantees will not be secured by the assets of any Guarantor, unlike the guarantees of the Company’s obligations in respect of the Credit Agreement and other secured indebtedness and therefore will be effectively junior to secured indebtedness to the extent of the value of the collateral securing such indebtedness.

As of September 30, 2014, on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom, we would have had $427 million of indebtedness outstanding under our Credit Agreement, with $554 million of unused capacity under the revolving credit facility, approximately $82 million in outstanding letters of credit under our revolving credit facility and $213 million in outstanding tranche A term loans and $889 million principal amount of other unsubordinated indebtedness outstanding. The foregoing amounts do not include $225 million of senior unsecured notes due 2018 (the “2018 Notes”) that will be purchased or redeemed using the net proceeds of the offering of the notes and cash on hand or available liquidity. In addition, under the Indenture, we also may incur additional indebtedness ranking pari passu in right of payment with the notes and indebtedness secured by liens on our property and assets as described below under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and “—Certain Covenants—Limitation on Liens.”

The Subsidiary Guarantees

The notes will be fully and unconditionally and jointly and severally guaranteed by the following subsidiaries of the Company:

•	all Domestic Restricted Subsidiaries that guarantee the Credit Agreement and the Senior Notes; and

•	any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

in each case, subject to the exceptions described below. See “—Certain Covenants—Issuance of Subsidiary Guarantees.”

Each Subsidiary Guarantee of the notes will be a general senior obligation of the applicable Guarantor, ranking equal in right of payment to all existing and future unsubordinated indebtedness of that Guarantor and senior in right of payment to all existing and future subordinated indebtedness of the Guarantor. The Subsidiary Guarantees will not be secured by the assets of any Guarantor, unlike the guarantees of the Company’s obligations in respect of the Credit Agreement and other secured indebtedness and therefore will be effectively junior to secured indebtedness to the extent of the value of the collateral securing such indebtedness.

As of the date the notes offered hereby are issued, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

These Subsidiary Guarantees will be full and unconditional and joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—Because each guarantors’ liability under its subsidiary guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” Federal and state statutes allow courts, under specific circumstances, to void a guarantee and the liens securing such guarantee and require noteholders to return payments received from the entity providing such guarantee.

Also, as of the date the notes offered hereby are issued, none of the Company’s Foreign Subsidiaries, Finance Subsidiaries, Accounts Receivable Entities or Immaterial Domestic Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. As of, and for the nine months ended, September 30, 2014, and the year ended December 31, 2013, the non-guarantor Subsidiaries represented approximately 73 percent and 72 percent, respectively, of our consolidated assets, approximately 55 percent and 56 percent, respectively, of our consolidated net sales (excluding intercompany sales) and approximately 23 percent and 18 percent, respectively, of our consolidated operating income.

As of September 30, 2014, on an as adjusted basis after giving effect to the issuance of the notes offered hereby and the use of proceeds therefrom:

•

the Company would have had, in addition to the $225 million of notes offered hereby, $1,091 million of other unsubordinated indebtedness outstanding, including $427 million of which was secured under the Credit Agreement;

•

the Company would have had $554 million of unused capacity under the revolving credit facility under the Credit Agreement and $82 million in outstanding letters of credit under the revolving credit facility under the Credit Agreement, $214 million of revolving loans and $213 million of tranche A term loans under the Credit Agreement, all of which if drawn would be secured and therefore rank effectively senior in right of payment to the notes offered hereby to the extent of the value of the collateral securing such indebtedness; and

•	the Company’s Subsidiaries, other than the Guarantors, would have had $1,491 million of liabilities outstanding on their balance sheets.

The foregoing amounts do not include $225 million of 2018 Notes that will be purchased or redeemed using the net proceeds of the offering of the notes and cash on hand or available liquidity.

Principal, Maturity and Interest

Notes in an aggregate principal amount of $225 million will be issued in this offering. The notes will mature on December 15, 2024. Without the consent of any holders of notes, additional notes in an unlimited amount may be issued under the Indenture from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The notes and any additional notes subsequently issued under the Indenture, will be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest on the notes will accrue at the rate of 5.375 percent per annum and will be payable semi-annually in cash in arrears on each June 15 and December 15 of each year, commencing on June 15, 2015, to the persons who are registered holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

Optional Redemption.    The Company may redeem the notes in whole at any time or in part from time to time on and after December 15, 2019 upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2019	102.688%
2020	101.792%
2021	100.896%
2022 and thereafter	100.000%

At any time prior to December 15, 2019, the notes may also be redeemed in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, at any redemption date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such note on December 15, 2019 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such note through such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note on such redemption date; and, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 15, 2019; provided, however, that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United Stated Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to December 15, 2017 the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the notes issued at a redemption price equal to 105.375 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the aggregate principal amount of notes issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Equity Offering.

As used in the preceding paragraph, “Equity Offering” means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company’s common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

Mandatory Redemption.    The Company is not required to make scheduled mandatory redemption payments or sinking fund payments with respect to the notes.

Selection and Notice of Redemption

In the event that less than all of the notes are to be redeemed at any time, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that:

•	no notes of a principal amount of $2,000 or less shall be redeemed in part; and

•

if a partial redemption is made with the proceeds of an Equity Offering, selection of the notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless the securities exchange, if any, on which the notes are listed requires a different method.

Notice of an optional redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price plus accrued and unpaid interest, if any, pursuant to the Indenture.

Change of Control

The Indenture will provide that upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101 percent of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase. Notwithstanding the occurrence of a Change of Control, the Company will not be obligated to repurchase the notes under this covenant if it has exercised its right to redeem all the notes under the terms of the section entitled “—Redemption—Optional Redemption.”

Within 30 days following the date upon which the Change of Control occurs, the Company will send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary contained in the Indenture, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price equal to 101% of the principal amount thereof plus accrued but unpaid interest, if any, to the date of redemption set forth in such notice, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

The Company’s ability to pay cash to the holders of notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control, and restrictions on repayment requirements with respect to specified events or transactions that constitute a Change of Control under the Indenture. If a Change of Control Offer is required to be made, there can be no assurance that the Company will have available funds sufficient to pay all indebtedness under the Credit Agreement, any other indebtedness required to be repaid in connection with such Change of Control and the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Company is required to repay such other indebtedness or purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a holder’s right to require the purchase of notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require the purchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such purchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

The definition of “Change of Control” includes, among other transactions, a disposition of “all or substantially all” of the assets of the Company. With respect to the disposition of assets, the phrase “all or substantially all” as used in the Indenture varies according to the facts and circumstances of the subject transactions, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear whether a Change of Control has occurred and whether the Company is required to make a Change of Control Offer. In addition, under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Company’s Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger a holder’s right to require the Company to make a Change of Control Offer as described above.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness.    The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness the Company and any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0.

No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding paragraph (including, without limitation, Indebtedness under the Credit Agreement) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of “Permitted Indebtedness” (including without limitation, Indebtedness under the Credit Agreement pursuant to clause (2) of the definition of “Permitted Indebtedness”).

The Company and the Guarantors will not incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company or the Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the notes and any Subsidiary Guarantee. For the avoidance of doubt, no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued interest on the Indebtedness being refinanced and the amount of all expenses and premiums incurred in connection therewith). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments.    The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

(a)    declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

(b)    purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

(c)    make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness (other than the principal payment on, or the purchase, redemption, defeasance, retirement or other acquisition for value of, Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity within one year of the due date of such obligation, installment or final maturity); or

(d)    make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(1)    a Default or an Event of Default shall have occurred and be continuing;

(2)    the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness”; or

(3)    the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

(v)    (i) $650 million plus (ii) 50 percent of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100 percent of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing on October 1, 2014 and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(w)    100 percent of the Fair Market Value of the net proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or from the issuance of Indebtedness of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(x)    without duplication of any amounts included in clause (3)(w) above, 100 percent of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date; plus

(y)    an amount equal to the lesser of (A) the sum of the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries” or (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under “—Limitation on Designations of Unrestricted Subsidiaries”; plus

(z)    an amount equal to the sum of (1) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person after the Issue Date resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary and (2) the amount of any Guarantee or similar arrangement that has terminated or expired or by which it has been reduced to the extent that it was treated as a Restricted Payment after the Issue Date that reduced the amount available under this clause (3) or clause (VIII) of the next paragraph net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement; provided, however, that the amounts set forth in clauses (1) and (2) above shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary after Issue Date that reduced the amount available under this clause (3) or clause (VIII) of the next paragraph in such Person.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(I)    the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(II)    the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(III)    so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or rights or options therefor) of the Company from officers, directors, employees or consultants not to exceed $50.0 million in the aggregate subsequent to the Issue Date;

(IV)    dividends and distributions paid on Common Stock of a Restricted Subsidiary on a pro rata basis;

(V)    an Investment with the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(VI)    the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness after the Company has complied with the requirements of the covenants described under the captions “—Limitation of Asset Sales” and “—Change of Control”; provided that all notes validly tendered for payment (and not withdrawn) in connection with an Excess Proceeds Offer or a Change of Control Offer, as applicable, pursuant to such sections have been purchased, redeemed or acquired for value;

(VII)    any purchase, redemption, defeasance, retirement, payment or prepayment of principal of Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) in connection with Refinancing Indebtedness;

(VIII)    other Restricted Payments in an amount not to exceed $100 million in the aggregate since the Issue Date;

(IX)    Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such payment), the Consolidated Total Debt Ratio would not exceed 3.50 to 1.00; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom);

(X)    the declaration and payment of any dividends on any shares of any Disqualified Capital Stock of the Company or any Preferred Stock of any Restricted Subsidiary incurred in accordance with the covenant described under the caption “Limitation on Incurrence of Additional Indebtedness”; provided that such dividends are included in the calculation of Consolidated Fixed Charges; and

(XI)    purchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to acquire Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or portion of the exercise price thereof; and any purchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise, exchange or vesting of stock options, warrants, restricted stock or rights to acquire Equity Interests.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this covenant “—Limitation on Restricted Payments,” amounts expended pursuant to clauses (I), (II), (III), (V), (VII)(i), (VII)(ii) and (IX) shall be included in such calculation.

Limitation on Asset Sales.    The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)    the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2)    at least 75 percent of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

(3)    the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either (A) to prepay any pari passu Indebtedness that is secured by a Lien permitted under the Indenture or other pari passu Indebtedness of the Company or any Guarantor that is not Subordinated Indebtedness (provided that if the Company or any Guarantor shall so reduce Obligations under unsecured pari passu Indebtedness, the Company will equally and ratably reduce Obligations under the notes as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Excess Proceeds Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof), plus accrued and unpaid interest, if any, the pro rata principal amount of notes, in each case other than Indebtedness owed to the Company or an Affiliate of the Company) or any Indebtedness of a Restricted Subsidiary that is not a Guarantor, (B) to acquire Replacement Assets (or make a capital expenditure that will be useful in the business of the Company and/or its Restricted Subsidiaries) or (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B); provided, however that the requirements of clause (B) of this clause (3) shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within such 365-day period and such Net Cash Proceeds are subsequently applied in accordance with such contract within 360 days following the end of such 365-day period.

Pending the final application of the Net Cash Proceeds, the Company and the Restricted Subsidiaries may invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

Notwithstanding clause (2) above, all or a portion of the consideration for any such Asset Sale may consist of Replacement Assets, the assumption by the purchaser of Indebtedness or other obligations (other than Subordinated Indebtedness or intercompany obligations) and/or instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted into cash, to the extent of the cash actually so received; provided that, after giving effect to any such Asset Sale and related acquisition of Replacement Assets, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Cash Proceeds of any such Asset Sale, if any, are applied in accordance with this covenant.

Any Net Cash Proceeds from any Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $100.0 million (the “Excess Proceeds Trigger Date”), the Company will make an offer (an “Excess Proceeds Offer”) not less than 30 nor more than 60 days following the applicable Excess Proceeds Trigger Date to all Holders and all holders of other Indebtedness that ranks pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the entire amount of Excess Proceeds, and not just the amount in excess of $100.0 million). The offer price in any Excess Proceeds Offer will be equal to 100% of the principal amount of notes purchased plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, with adjustments so that only notes in multiples of $2,000 principal amount or an integral multiple of $1,000 in excess of $2,000 will be purchased. Upon completion of each Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero. An Excess Proceeds Offer shall remain open for a period of at least 20 business days or such longer period as may be required by law.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries after the Issue Date as an entirety to a Person in a transaction permitted under “—Merger, Consolidation and Sale of Assets,” the successor corporation shall be deemed to have sold the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

If at any time any non-cash consideration (other than Replacement Assets) received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)    pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(b)    make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(c)    transfer any of its property or assets to the Company or any other Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reason of:

(1)    applicable law, rule, regulation or order;

(2)    the Indenture;

(3)    the Credit Agreement and/or the documentation for or related to the Credit Agreement;

(4)    the Senior Notes and/or the documentation for or related to the Senior Notes;

(5)    provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(6)    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(7)    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(8)    any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

(9)    any instrument governing Indebtedness of a Foreign Restricted Subsidiary;

(10)    customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under the Indenture;

(11)    secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(12)    any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (6), (7) or (9) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (6), (7) or (9);

(13)    any agreement governing the sale or disposition of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition;

(14)    any agreement, instrument or Lien placing encumbrances or restrictions applicable only to a Finance Subsidiary or an Accounts Receivable Entity;

(15)    any agreement governing Indebtedness permitted to be incurred pursuant to the “—Limitation on Incurrence of Additional Indebtedness” covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive than the provisions contained in the Credit Agreement or in the Indenture as in effect on the Issue Date.

(16)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(17)    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Issuance of Subsidiary Guarantees.    If, on or after the Issue Date, the Company forms or acquires any Domestic Restricted Subsidiary (other than (w) an Acquired Subsidiary for so long as it is not a Wholly Owned Domestic Restricted Subsidiary, (x) a Finance Subsidiary, (y) an Accounts Receivable Entity or (z) an Immaterial Domestic Subsidiary) that incurs any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary), or if, on or after the Issue Date, any Restricted Subsidiary that is not a Guarantor guarantees (a “Guarantee”) any Indebtedness of the Company or a Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary) (“Guaranteed Indebtedness”), then the Company shall cause such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, to:

(1)    execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, shall unconditionally guarantee all of the Company’s obligations under the notes and the Indenture on the terms set forth in the Indenture; and

(2)    execute and deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be.

Thereafter, such Domestic Restricted Subsidiary or Restricted Subsidiary that was not a Guarantor, as the case may be, shall be a Guarantor for all purposes of the Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Subsidiary Guarantee and become a Guarantor.

If the Guaranteed Indebtedness is pari passu with the notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

Notwithstanding the foregoing, a Subsidiary Guarantee of the notes provided by a Guarantor will be released without any action required on the part of the Trustee or any holder of the notes:

(1)    if the guarantee of the Credit Agreement and of the Senior Notes made by such Guarantor is released, unless such Guarantor has any Indebtedness outstanding or remains a guarantor of Indebtedness of the Company or another Guarantor;

(2)    if (a) all of the Capital Stock of, or all or substantially all of the assets of, such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described under the caption “—Limitation on Asset Sales”;

(3)    if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under the caption “—Limitation on Designations of Unrestricted Subsidiaries”; or

(4)    upon the Company’s request if the Fair Market Value of the assets of the applicable Guarantor (as determined in good faith by the Board of Directors of the Company), together with the Fair Market Value of the assets of other Guarantors whose Subsidiary Guarantee was released in the same calendar year in reliance on this paragraph (4), do not exceed $5.0 million (subject to cumulative carryover for amounts not used in any prior calendar year).

At the Company’s request, the Trustee will execute and deliver any instrument evidencing such release. A Guarantor may also be released from its obligation under its Subsidiary Guarantee in connection with a permitted amendment. See “—Modification of the Indenture.”

Limitation on Liens.    The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1)    in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes or a Subsidiary Guarantee, the notes or such Subsidiary Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)    in all other cases, the notes are equally and ratably secured,

except for:

(A)    Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(B)    Liens securing Indebtedness permitted to be incurred pursuant to clause (2) or (11) of the definition of “Permitted Indebtedness” and all other Obligations relating thereto;

(C)    Liens securing the notes or any Subsidiary Guarantee;

(D)    Liens in favor of the Company or any Guarantor;

(E)    Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

(I)    are no less favorable to holders of the notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(II)    do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(F)    Permitted Liens.

Merger, Consolidation and Sale of Assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)    either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Company and the Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”) (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the Indenture on the part of the Company to be performed or observed;

(2)    immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Incurrence of Additional Indebtedness”; provided, however, that this clause shall not be effective during any Suspension Period as described under “—Covenant Suspension”;

(3)    immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4)    the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

The Indenture will provide that upon any consolidation or merger or any conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the surviving entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

No Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and Indenture in connection with any transaction complying with the provisions of the covenant described under “—Limitation on Asset Sales”) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)    if the Guarantor is a Domestic Restricted Subsidiary, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)    such entity shall expressly assume by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the performance of every covenant of the notes and the Indenture on the part of such Guarantor to be performed or observed;

(3)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)    immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant; provided, however, that this clause shall not be effective during any Suspension Period as described under “—Covenant Suspension”; and

(5)    the Company shall have delivered to the Trustee an officers’ certificate and opinion of counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Limitation on Transactions with Affiliates.    (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate payment or consideration in excess of $5 million (each an “Affiliate Transaction”), other than:

(x)    Affiliate Transactions permitted under paragraph (b) below; and

(y)    Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $25.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) on or after the Issue Date that involves an aggregate Fair Market Value of more than $75.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in paragraph (a) shall not apply to:

(1)    employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors of the Company (or a committee comprised of disinterested directors);

(2)    reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(3)    transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(4)    Restricted Payments, Permitted Investments or Permitted Liens permitted by the Indenture; and

(5)    transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and the Restricted Subsidiaries than the agreement or arrangement in existence on the Issue Date.

Payments for Consent.    The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or the Subsidiary Guarantees unless such consideration is offered to be paid to all holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Limitation on Designations of Unrestricted Subsidiaries.    The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary or is a Guarantor) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)    the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

(3)    the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Incurrence of Additional Indebtedness” at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under “—Limitation on Restricted Payments” for all purposes of the Indenture.

The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

(x)    provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(y)    be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(z)    be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under “—Limitation on Restricted Payments.”

The Indenture will further provide that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

(1)     no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

(2)    all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(3)    such Subsidiary shall for purposes of the covenant described above under “—Issuance of Subsidiary Guarantees” be treated as having then been acquired by the Company.

All Designations and Revocations must be evidenced by an officers’ certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Reports to Holders.    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the

Company will file with the Commission, and provide to the Trustee and the holders of the notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations under this provision. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the holders of the notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law.

If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 90 days after the date any report hereunder is due.

Covenant Suspension

Beginning on the date (the “Suspension Date”) that (i) the notes have an Investment Grade Rating from a Rating Agency and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, and ending on the date (the “Reversion Date”) that the notes no longer have an Investment Grade Rating from at least one Rating Agency or a Default or Event of Default has occurred and is continuing (such period of time from and including the Suspension Date to but excluding the Reversion Date, the “Suspension Period”), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under the following headings under the caption “—Certain Covenants”:

•	“—Limitation on Incurrence of Additional Indebtedness,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Asset Sales,”

•	“—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“—Limitation on Transactions with Affiliates,” and

•	Clause (2) of the first paragraph and clause (4) of the second paragraph under the caption “—Merger, Consolidation and Sale of Assets”

(collectively, the “Suspended Covenants”); provided, however, that the Company and its Restricted Subsidiaries will remain subject to the provisions of the Indenture described above under the caption “Change of Control” and under the following headings under the caption “—Certain Covenants”:

•	“—Issuance of Subsidiary Guarantees,”

•	“—Limitation on Liens,”

•	“—Merger, Consolidation and Sale of Assets” (except to the extent set forth in this paragraph),

•	“—Payments for Consent,”

•	“—Limitation on Designations of Unrestricted Subsidiaries,” and

•	“—Reports to Holders.”

During any Suspension Period, the Company’s Board of Directors may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Indebtedness incurred and Disqualified Capital Stock and Preferred Stock issued during the Suspension Period by the Company or a Restricted Subsidiary will be classified as having been incurred or issued pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” above or one of the clauses set forth in the definition of Permitted Indebtedness (to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent any such Indebtedness would not be so permitted to be incurred or issued pursuant to the Consolidated Fixed Charge Coverage Ratio test or the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the definition of Permitted Indebtedness.

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Certain Covenants—Limitation on Restricted Payments” will be made as though the covenant described under “—Certain Covenants—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

For purposes of the covenant described under “—Limitation on Asset Sales”, on the Suspension Date, the Net Cash Proceeds amount will be reset to zero.

Notwithstanding the reinstatement of the Suspended Covenants on the Reversion Date, neither (a) the continued existence, on and after the Reversion Date, of facts and circumstances or obligations that occurred, were incurred or otherwise came into existence during a Suspension Period nor (b) the performance thereof, shall constitute a breach of any Suspended Covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided, however, that (i) the Company and the Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by either Rating Agency (or both Rating Agencies) of its Investment Grade Rating on the notes and (ii) the Company reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Events of Default

The following events will be defined in the Indenture as “Events of Default”:

(1)    the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)    the failure to pay the principal on any notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(3)    a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the holders of at least 25 percent of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)    a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted

Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, exceeds $100.0 million or more at any time;

(5)    one or more judgments in an aggregate amount in excess of $100.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6)    certain events of bankruptcy affecting the Company or any of the Guarantors; or

(7)    any Subsidiary Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Subsidiary Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing, the Trustee or the holders of at least 25 percent in principal amount of outstanding notes may declare the principal of, premium, if any, and accrued interest on all the notes to be due and payable by notice in writing to the Company (and to the Trustee if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding notes may rescind and cancel such declaration and its consequences:

(1)    if the rescission would not conflict with any judgment or decree;

(2)    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)    to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)    if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5)    in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The holders of a majority in principal amount of the then outstanding notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee indemnity satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company will be required to provide an officers’ certificate to the Trustee within 30 days after the Company becoming aware of any Default or Event of Default. In addition, the Company will be required to provide an officers’ certificate at least annually regarding its knowledge of the occurrence of any Default or Event of Default and, if applicable, describing such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1)    the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

(2)    the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3)    the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)    the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment and bankruptcy events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(1)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

(2)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)    the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)    the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)    the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9)    certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when:

(1)    either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed notes) have (i) become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)    the Company and/or the Guarantors have paid all other sums payable under the Indenture, including amounts owing to the Trustee;

(3)    the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; and

(4)    there exists no Default or Event of Default under the Indenture.

Modification of the Indenture

From time to time, the Company, any Guarantors and the Trustee, without the consent of the holders, may amend the Indenture for certain specified purposes, including:

(1)    curing ambiguities, defects or inconsistencies, so long as such changes do not adversely affect the rights of any of the holders of the notes in any material respect;

(2)    providing for the assumption by a successor Person of the obligations of the Company or any Guarantor under the Indenture in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

(3)    adding any Guarantor;

(4)    to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and

(5)    to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture.

Other modifications and amendments of the Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes, except that, without the consent of each holder affected thereby, no amendment may:

(1)    reduce the amount of notes whose holders must consent to an amendment;

(2)    reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)    reduce the principal of or change or have the effect of changing the stated maturity of any notes; or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4)    make any notes payable in money other than that stated in the notes;

(5)    make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of, premium, if any, and interest on such notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the then outstanding notes to waive Defaults or Events of Default;

(6)    amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or, after the consummation or occurrence of any such Change of Control or Asset Sale, modify any of the provisions or definitions with respect thereto;

(7)    modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Subsidiary Guarantee in a manner which adversely affects the holders;

(8)    modify the provisions of “—Certain Covenants—Payments for Consent” in any manner adverse to a holder of notes; or

(9)    release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

The Indenture will provide that it, the notes and any Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default known to the Trustee, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Accounts Receivable Entity” means a Person, including, without limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Acquired Subsidiary” means a Person which becomes a Restricted Subsidiary after the Issue Date; provided that such Person has outstanding voting Capital Stock prior to becoming a Subsidiary of the Company and a majority of such voting Capital Stock was owned by Persons other than the Company and its Restricted Subsidiaries.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth under “—Certain Covenants—Limitation on Transactions with Affiliates.”

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with the Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(1)    a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $25 million;

(2)    the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

(3)    any Restricted Payment made in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(4)    sales or contributions of accounts receivable and related assets pursuant to a Permitted Receivables Financing made in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(5)    sales or dispositions of (i) obsolete and not practically useable or (ii) worn-out equipment;

(6)    the sale or other disposition of cash or Cash Equivalents;

(7)    surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8)    the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(9)    any expropriation, taking, sale or other disposition of assets (including any receipt of proceeds related thereto) by any government or any political subdivisions, agencies or controlled entities thereof;

(10)    the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; or

(11)    involuntary foreclosure upon any assets of the Company or any Restricted Subsidiary pursuant to any Lien granted in accordance with the Indenture.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)    marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)    commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4)    demand and time deposit accounts, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

(5)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above;

(7)    investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended; and

(8)    solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries of the Company, equivalents of the investments described in clause (1) above to the extent guaranteed by any member state of the European Union or the country in which the applicable Foreign Subsidiary operates and equivalents of the investments described in clause (4) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the date of acquisition thereof combined capital and surplus of not less than $250 million.

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” means the occurrence of one or more of the following events:

(1)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

(2)    the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(3)    any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 50 percent of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

“Change of Control Offer” has the meaning set forth under “—Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “—Change of Control.”

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries and not for speculative purposes.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of:

(1)    Consolidated Net Income; and

(2)    to the extent Consolidated Net Income has been reduced thereby:

(A)    all income taxes of the Company and the Restricted Subsidiaries expensed or accrued in accordance with GAAP for such period;

(B)    Consolidated Interest Expense; and

(C)    Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)    the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)    any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of “Consolidated Net Income”) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)    notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1)    Consolidated Interest Expense, plus

(2)    the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period (other than dividends paid in Qualified Capital Stock) multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1)    the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

(A)    any amortization of debt discount,

(B)    the net costs under Interest Swap Obligations,

(C)    all capitalized interest, and

(D)    the interest portion of any deferred payment obligation;

(2)    the interest component of Capitalized Lease Obligations accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3)    to the extent not included in clause (1) above, net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(1)    after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)    extraordinary or non-recurring gains or losses (determined on an after-tax basis);

(3)    any non-cash compensation expense incurred for grants and issuances of stock appreciation or similar rights, stock options, restricted shares or other rights to officers, directors and employees of the Company and its Subsidiaries (including any such grant or issuance to a 401(k) plan or other retirement benefit plan);

(4)    the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5)    the net income (loss) of any Person, other than a Restricted Subsidiary, except in the case of net income to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(6)    [Reserved];

(7)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) from and after the date that such operation is classified as discontinued;

(8)    in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(9)    write-downs resulting from the impairment of goodwill or intangible assets;

(10)    the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness; and

(11)    any and all costs, expenses, fee, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Company or any of its Restricted Subsidiaries and included in the Company’s audited financial statements prepared in accordance with GAAP, together with any related provision for taxes, in an aggregate amount not to exceed in any twelve-month period, $35 million (with unused amounts in any twelve-month period being permitted to be carried over to the immediately succeeding twelve-month period subject to a maximum of $70 million).

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash payments for any future period).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens as of the end of the Four Quarter Period ending on or prior to the Transaction Date minus the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens) included on the consolidated balance sheet of the Company and its Restricted Subsidiaries at such time to (b) the aggregate amount of Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries as of the end of the Four Quarter Period ending on or prior to the Transaction Date to (b) the aggregate amount of Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit and (y) all obligations relating to Permitted Receivables Financings) and (2) the aggregate amount of all outstanding Disqualified Capital Stock of the Company and all Disqualified Capital Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on the applicable date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Covenant Defeasance” has the meaning set forth under “—Legal Defeasance and Covenant Defeasance.”

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of March 22, 2012, among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time in accordance with their terms, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (including the definition of Permitted Indebtedness)) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

“Designation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia.

“DTC” means The Depository Trust Company or any successor thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” has the meaning set forth under “—Redemption—Optional Redemption upon Equity Offerings.”

“Excess Proceeds” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Excess Proceeds Offer” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Excess Proceeds Trigger Date” has the meaning set forth under “—Certain Covenants—Limitation on Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“Finance Subsidiary” means a Restricted Subsidiary that is organized solely for the purpose of owning Indebtedness of the Company and/or other Restricted Subsidiaries and issuing securities the proceeds of which are utilized by the Company and/or other Restricted Subsidiaries, and which engages only in such activities and activities incident thereto.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” has the meaning set forth under “—Certain Covenants—Issuance of Subsidiary Guarantees.”

“Guarantor” means (1) each Wholly Owned Domestic Restricted Subsidiary of the Company (other than any Immaterial Domestic Subsidiaries, Accounts Receivable Entities and Finance Subsidiaries) as of the Issue Date and (2) each other Restricted Subsidiary that in the future is required to or executes a Subsidiary Guarantee pursuant to the covenant described under “—Certain Covenants—Issuance of Subsidiary Guarantees” or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

“Immaterial Domestic Subsidiary” means, at any time, any Domestic Restricted Subsidiary having total assets (as determined in accordance with GAAP) in an amount of less than 1 percent of the consolidated total assets of the Company and its Domestic Restricted Subsidiaries (as determined in accordance with GAAP); provided, however, that the total assets (as so determined) of all Immaterial Domestic Subsidiaries shall not exceed 5 percent of consolidated total assets of the Company and its Domestic Restricted Subsidiaries (as so determined). In the event that the total assets of all Immaterial Domestic Subsidiaries exceed 5 percent of consolidated total assets of the Company and its Domestic Restricted Subsidiaries, the Company will designate Domestic Restricted Subsidiaries that would otherwise be Immaterial Domestic Subsidiaries to be excluded as Immaterial Domestic Subsidiaries until such 5 percent threshold is met. Notwithstanding the foregoing, no Domestic Restricted Subsidiary that guarantees the Credit Agreement or any obligation thereunder shall be deemed an Immaterial Domestic Subsidiary.

“incur” has the meaning set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.”

“Indebtedness” means, with respect to any Person, without duplication:

(1)    all Obligations of such Person for borrowed money;

(2)    all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all Capitalized Lease Obligations of such Person;

(4)    all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)    all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)    guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (10) below;

(7)    all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8)    all Obligations under Currency Agreements and Interest Swap Obligations of such Person;

(9)    all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and

(10)    all Outstanding Permitted Receivables Financings.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any bankruptcy law, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Interest Swap Obligations” means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate lock obligations, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the “Referent Subsidiary”) such that after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P (or the equivalent rating by any Successor Rating Agency).

“Issue Date” means December 5, 2014, the date of initial issuance of the notes.

“Legal Defeasance” has the meaning set forth under “—Legal Defeasance and Covenant Defeasance.”

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

(1)    reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

(2)    taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)    repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

(4)    appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit and (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness.

“Outstanding Permitted Receivables Financings” means the aggregate amount of the receivables sold, contributed or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time. For the avoidance of doubt, regardless of the accounting treatment under GAAP, it is understood that the amount financed pursuant to a Permitted Receivables Financing is the aggregate amount of capital funded by the purchasers (other than an Account Receivables Entity) thereunder and outstanding at the time of determination.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)    Indebtedness under the notes, the Indenture and any Subsidiary Guarantees outstanding on the Issue Date;

(2)    Indebtedness incurred pursuant to a Credit Facility, including but not limited to the Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed the greater of

(x) $1,700 million and (y) an amount such that at the time of incurrence and after giving pro forma effect thereto (including the use of proceeds therefrom), the Consolidated Secured Debt Ratio would not be greater than 3.50:1.00;

(3)    other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date, other than amounts outstanding under the Credit Agreement on the Issue Date;

(4)    Interest Swap Obligations entered into to protect the Company and/or any Restricted Subsidiary from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(5)    Indebtedness under Currency Agreements and Commodity Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)    Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company, a Restricted Subsidiary or the lenders or collateral agent under any agreement governing secured Indebtedness permitted to be incurred under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens”, in each case subject to no Lien held by a Person other than the Company, a Restricted Subsidiary or the lenders or collateral agent under any agreement governing secured Indebtedness permitted to be incurred under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens”; provided that if as of any date any Person other than the Company, a Restricted Subsidiary or the lenders or collateral agent under any agreement governing secured Indebtedness permitted to be incurred under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens”, owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)    Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary or the lenders or the collateral agent under any agreement governing secured Indebtedness permitted to be incurred under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens” and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under any agreement governing secured Indebtedness permitted to be incurred under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens”; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and, except in the case of Indebtedness owed to Foreign Subsidiaries of the Company, subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under any agreement governing secured Indebtedness permitted to be incurred under “—Limitation on Incurrence of Additional Indebtedness” and “—Limitation on Liens”, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

(8)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days after incurrence;

(9)    Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or any such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(10)    Refinancing Indebtedness;

(11)    additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $350.0 million at any one time outstanding;

(12)    additional Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed 125 million Euros at any one time outstanding;

(13)    Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or a Restricted Subsidiary (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed 10 percent of Consolidated Net Tangible Assets at any one time outstanding;

(14)    Outstanding Permitted Receivables Financings;

(15)    any Guarantee by the Company or a Guarantor of any Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by the Company or such Restricted Subsidiary under the terms of the Indenture at the time so incurred; and

(16)    Acquired Indebtedness of the Company or any Restricted Subsidiary provided that either (i) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable Four Quarter Period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants— Limitation on Incurrence of Additional Indebtedness” or (ii) immediately after giving effect to such transaction and any related financing transactions a pro forma basis as if the same had occurred at the beginning of the applicable Four Quarter Period, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

If any Indebtedness incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Permitted Indebtedness as set forth in clauses (1) through (16) of this definition, or is entitled to be incurred pursuant to the first paragraph under “—Limitation on Incurrence of Additional Indebtedness,” the Company may classify under which category such incurrence shall be deemed to have been made or, for the avoidance of doubt, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with the covenant entitled “—Limitation on Incurrence of Additional Indebtedness” (including this definition); provided that Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred in reliance on the exception provided by clause (2) of this definition of “Permitted Indebtedness” and may not be reclassified.

“Permitted Investments” means:

(1)    Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge into or consolidate with the Company or a Restricted Subsidiary;

(2)    Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured;

(3)    Investments in cash and Cash Equivalents;

(4)    loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $25.0 million at any one time outstanding;

(5)    Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with the Indenture;

(6)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of delinquent accounts;

(7)    Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(8)    Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed 10 percent of Consolidated Net Tangible Assets at the time of such Investment, at any one time outstanding;

(9)    Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed 10 percent of Consolidated Net Tangible Assets at the time of such Investment, at any one time outstanding; and

(10)    Investments in an Accounts Receivable Entity.

(11)    any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company;

(12)    Guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(13)    any Investment by the Company or any Restricted Subsidiary existing on, or made pursuant to binding commitments existing on, the Issue Date; and

(14)    any Investment held by any Person at the time that such Person becomes a Restricted Subsidiary or is merged with or into the Company or any Restricted Subsidiary provided that such Investment was not made in connection with or in contemplation thereof.

“Permitted Liens” means the following types of Liens:

(1)    Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)    Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person and not incurred in connection with or in contemplation thereof; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(4)    Liens on property at the time such Person or any of its Subsidiaries acquires the property and not incurred in connection with or in contemplation thereof, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(5)    leases or subleases granted in the ordinary course of business;

(6)    any interest or title of a lessor under any lease;

(7)    Liens arising out of consignments or similar arrangements for the sale of goods in the ordinary course of business;

(8)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10)    easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(11)    any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(12)    purchase money Liens securing Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related Purchase Money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired (and assets affixed or appurtenant thereto) and (B) the Lien securing the Purchase Money Indebtedness shall be created within 180 days after such acquisition;

(13)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

(16)    Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(17)    Liens securing Indebtedness and other Obligations under Commodity Agreements, Currency Agreements and Cash Management Obligations, in each case permitted under the Indenture;

(18)    Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired

Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

(19)    Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in accordance with the Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Restricted Subsidiaries;

(20)    Liens incurred in connection with a Permitted Receivables Financing;

(21)    Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; provided that, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.50:1.00; and

(22)    Liens securing Indebtedness of Restricted Subsidiaries that are not Guarantors permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” .

“Permitted Receivables Financing” means any sale or contribution by the Company or a Restricted Subsidiary of accounts receivable and related assets intended to be (and which shall be treated for purposes of the Indenture as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables and related assets sold and the corresponding sale or pledge of such accounts receivable and related assets (or an interest therein), in each case without any guarantee (excluding guarantees of obligations (other than of collectibility of receivables transferred or of Indebtedness) pursuant to representations, warranties, covenants and indemnities customary for such transactions), by the Company or any Restricted Subsidiary other than an Accounts Receivable Entity.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or the acquisition, construction or improvement of any property or assets; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”)

“Reference Date” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (11), (12), (13) or (14) of the definition of Permitted Indebtedness), in each case that does not:

(1)    result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of the completion of all components of such proposed Refinancing (provided such completion occurs within 60 days of the initial incurrence of Indebtedness in connection with such Refinancing) (plus the amount of any accrued and unpaid interest and any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2)    create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes or any Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate to the notes or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Replacement Assets” means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries or in a business that is the same, similar or reasonably related thereto (including Capital Stock of a Person which becomes a Restricted Subsidiary).

“Restricted Payment” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Revocation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Senior Notes” means the Company’s 7 3/4% Senior Notes due 2018 issued from time to time under that certain indenture dated as of August 3, 2010 with U.S. Bank National Association, as trustee, and the Company’s 6 7/8% Senior Notes due 2020 issued from time to time under that certain indenture dated December 23, 2010 with U.S. Bank National Association, as trustee.

“Significant Subsidiary” means any Restricted Subsidiary that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Subordinated Indebtedness” means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate or junior in right of payment by its terms to the notes or the Subsidiary Guarantees of the Company or a Guarantor, as applicable.

“Subsidiary,” with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Obligations of the Company under the notes pursuant to the Indenture.

“Surviving Entity” has the meaning set forth under “—Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Transaction Date” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Domestic Restricted Subsidiary” means a Wholly Owned Restricted Subsidiary that is also a Domestic Restricted Subsidiary.

“Wholly Owned Restricted Subsidiary” of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

Except as set forth below, the notes of each series will be issued in registered global form (the “Global Notes”) without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes of the applicable series in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Initially, the Trustee will act as paying agent and registrar. The notes of each series may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).

Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes of the applicable series registered in their names, will not receive physical delivery of notes of the applicable series in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the applicable notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Trustee or any of our or the Trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of such notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the applicable notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive notes of the applicable series in registered certificated form (“Certificated Notes”) if (i) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (ii) we at any time determine not to have the notes of such series represented by the Global Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request, but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture, and in accordance with the certification requirements set forth in the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will be in compliance with applicable law.

Same-Day Settlement and Payment

Payments in respect of any notes represented by the Global Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to any notes in certificated form, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. Any notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

General

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of a note. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that for U.S. federal income tax purposes is:

•	a citizen or resident alien individual of the United States;

•

a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more United States persons, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A non-U.S. Holder means a beneficial owner of a note, that, for U.S. federal income tax purposes, is a nonresident alien individual or a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

If an entity, either foreign or domestic, treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner as a beneficial owner of a note generally will depend upon the status of the partner and the activities of the partnership. Each partner of a partnership should consult its tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this memorandum and all of which are subject to change (perhaps retroactively), and is for general purposes only. This summary addresses only holders who purchase notes for cash at their issue price (i.e., the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold the notes as capital assets within the meaning of Section 1221 of the Code and does not represent a detailed description of the U.S. federal income tax consequences to holders in light of their particular circumstances. In addition, it does not address the U.S. federal income tax consequences applicable to holders that are subject to special treatment under the U.S. federal income tax laws, such as taxpayers subject to the alternative minimum tax, expatriates, financial institutions, partnerships or other pass-through entities or investors in such entities, individual retirement and other tax deferred accounts, dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding notes as part of a straddle, hedge, conversion transaction or other integrated investment, controlled foreign corporations, passive foreign investment companies, and U.S. Holders whose functional currency is other than the U.S. dollar. Moreover, neither the effect of any applicable state, local or foreign tax laws nor the possible application of federal estate and gift taxation is discussed. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (“IRS”), or opinions from counsel, regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

You should consult your own tax advisor concerning the particular U.S. federal income tax and other U.S. federal tax (such as estate and gift) consequences to you resulting from your ownership and disposition of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Contingent Payments

In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments, including liquidated damages and redemption premiums payable in certain circumstances, may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” Under applicable Treasury regulations, the possibility of such amounts being paid will not cause the notes to be treated as contingent debt payment instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be incidental. Although the matter is not free from doubt, we intend to take the position that the likelihood that such payments will be made is remote and/or incidental and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to such holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the note that such holder’s determination is different. It is possible, however, that the IRS may successfully take a contrary position from that described above, in which case the tax consequences to a holder could differ materially and adversely from those described below. For example, if the notes were deemed to be contingent payment debt instruments, holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed herein. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Stated Interest.    Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Dispositions.    Generally, a sale, exchange, redemption, retirement or other taxable disposition of a note will result in capital gain or loss equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which, as described above, will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis for determining gain or loss on the disposition of a note generally will equal the purchase price of such note to such U.S. holder. Any capital gain or loss generally will be long-term capital gain or loss if the note is held for more than one year. The deductibility of capital losses is subject to limitations. You should consult your tax advisor regarding the treatment of capital gains and losses.

Net Investment Income.    A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. You should consult your tax advisor regarding the possible implications of this tax on your particular circumstances.

Non-U.S. Holders

Interest.    The United States generally imposes a 30 percent withholding tax on payments of interest to non-U.S. persons. Such U.S. federal withholding tax will not apply to a non-U.S. Holder in respect of any payment of interest on the notes that is not effectively connected with the conduct of a U.S. trade or business provided that such holder:

•	does not actually (or constructively) own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and Treasury regulations;

•	is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

•

(a) provides identifying information (i.e., name and address) to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and certifies, under penalty of perjury, that such holder is not a U.S. person, or (b) a financial institution holding the notes on behalf of such holder certifies, under penalty of perjury, that it has received the applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides us with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30 percent U.S. federal withholding tax, unless such holder provides us with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with such holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States maintained by such holder) such holder generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such holder were a U.S. Holder. In addition, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on notes will be included in earnings and profits.

Dispositions.    Subject to the discussion of backup withholding and FATCA below, any gain realized on the sale, exchange, redemption, retirement or other disposition of a note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless (i) that gain is effectively connected with the conduct of a trade or business in the United States by such holder or (ii) such holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. Holder’s gain is effectively connected with such holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States maintained by such holder), such holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a U.S. Holder. If such a non-U.S. Holder is a corporation, such holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on its effectively connected earnings and profits. If a non-U.S. Holder is subject to the 183-day rule described above, such holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

In general, information reporting requirements apply to interest paid to, and to the proceeds of a sale or other disposition of a note (including a retirement or redemption) by, certain U.S. Holders. In addition, backup withholding may apply to a U.S. Holder unless such holder provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding generally does not apply to payments made to certain exempt U.S. persons.

In general, a non-U.S. Holder will not be subject to backup withholding and information reporting with respect to interest payments that we make to such holder provided that we have received from such holder the statement described above under “—Non-U.S. Holders—Interest” and neither we nor our paying agent has actual knowledge or reason to know that such holder is a U.S. Holder.

Payments of the proceeds of a sale, exchange or other disposition (including a retirement or redemption) of the notes made to or through a foreign office of foreign, non-U.S. related financial intermediaries will not be subject to information reporting or backup withholding. A non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note within the United States or conducted through certain U.S. related financial intermediaries, if the payor receives the statement described above under “—Non-U.S. Holders—Interest” or such holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished by such holder to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (“FATCA”), withholding at a rate of 30% is imposed on payments of interest and, beginning January 1, 2017, on gross proceeds from the sale or other taxable disposition of the notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on any notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither we nor our paying agent would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreement may provide different rules with respect to non-U.S. financial institutions. The rules under FATCA are new and complex. Investors are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in the notes.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement between us, on the one hand, and Wells Fargo Securities, LLC as representative of the several underwriters named below, on the other hand, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each such underwriter, the aggregate principal amount of notes set forth opposite such underwriter’s name below.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$72,000,000
Citigroup Global Markets Inc.	49,500,000
Morgan Stanley & Co. LLC	49,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	4,500,000
BBVA Securities Inc.	4,500,000
Capital One Securities, Inc.	4,500,000
CIBC World Markets Corp.	4,500,000
Commerz Markets LLC	4,500,000
HSBC Securities (USA) Inc.	4,500,000
KBC Securities USA, Inc.	4,500,000
PNC Capital Markets LLC	4,500,000
RBS Securities Inc.	4,500,000
Scotia Capital (USA) Inc.	4,500,000
SMBC Nikko Securities America, Inc.	4,500,000
U.S. Bancorp Investments, Inc.	4,500,000

Total	$225,000,000.00

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes offered by us hereunder if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer some of the notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 0.375% of the principal amount of the notes. Any such dealers may resell notes to certain other brokers or dealers at a discount of up to 0.250% of the principal amount of the notes. After the initial offering of the notes to the public, the underwriters may change the public offering price.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes.

We have agreed that we will not, from the date of this prospectus supplement and ending on the date 90 days following the date of this prospectus supplement, without first obtaining the prior written consent of Wells Fargo Securities, LLC, sell, offer, contract to sell or otherwise dispose of, any debt securities issued or guaranteed by us or the guarantors and having a tenor of more than one year, except for (i) the notes sold to the underwriters pursuant to the underwriting agreement, (ii) borrowings under our existing senior secured credit facility and (iii) borrowings of our foreign subsidiaries under bank and working capital facilities in the ordinary course of business.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering.

Paid by Us
Per Note	1.500%
Total	$3,375,000

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the aggregate principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilization purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering (excluding underwriting expenses) will be approximately $0.75 million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter of underwriters nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of any notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe any notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus supplement has not been and will not be approved by the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (the “AFM”) (or, where appropriate, by the competent authority in another European Economic Area Member State which has implemented the Prospectus Directive (as defined above) and notified to the AFM in accordance with the Prospectus Directive) and the offer and sale of the notes is not supervised by the AFM. The notes may be offered or sold only to qualified investors (as defined in the Prospectus Directive), unless any advertisement relating to such an offer and any document in which the prospect of such offer is held out includes that:

(a)	no prospectus approved by the AFM has been or will be made generally available; and

(b)	such offer is not supervised by the AFM, in each case in such manner as prescribed by the AFM from time to time,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

The underwriters and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial and private banking services in the ordinary course of business to us, one or more of our directors or officers and/or one or more of our affiliates, for which they receive customary fees and expense reimbursement. With respect to our existing senior secured credit facility, Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Morgan Stanley Senior Funding, Inc., an affiliate Morgan Stanley & Co. LLC, are the documentation agents, Citicorp North America, Inc., an affiliate of Citigroup Global Markets Inc., is the syndication agent and affiliates of the underwriters are lenders thereunder. With respect to our new senior secured credit facility, we anticipate that certain affiliates of the underwriters will be lenders thereunder. Certain of the underwriters or their affiliates are holders of our 7 3/4% senior notes and, to the extent such notes are being purchased by us in the tender offer, or redeemed by us to the extent such notes are not tendered in the tender offer, would receive a portion of the proceeds of this offering. In connection with the tender offer, we have retained Wells Fargo Securities, LLC as dealer manager and solicitation agent.

If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the notes being offered pursuant to this prospectus supplement will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

PROSPECTUS

Tenneco Inc.

Debt Securities

We may use this prospectus from time to time to offer debt securities. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. We refer to our debt securities and guarantees collectively as the “securities.” We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

For a discussion of factors that you should consider before you invest in our securities, see “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

As used in this prospectus the terms the “Company,” “Tenneco,” “we,” “us,” and “our” may, depending upon the context, refer to Tenneco Inc., our consolidated subsidiaries, or to all of them taken as a whole.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, concerning, among other things, the prospects and developments of our company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. They are identified as “forward-looking statements” or by their use of terms (and variations thereof) such as “will,” “may,” “can,” “anticipate,” “intend,” “continue,” “estimate,” “expect,” “plan,” “should,” “outlook,” “believe” and “seek,” and similar terms (and variations thereof) and phrases.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents incorporated by reference herein. See “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, including those under “Risk Factors” in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements apply only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date the forward-looking statement is made.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and current reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Tenneco’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Tenneco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	Tenneco’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or 7.01 of Form 8-K) dated January 14, 2014, January 15, 2014, January 16, 2014, January 30, 2014, March 21, 2014, March 25, 2014, May 14, 2014, July 14, 2014, July 28, 2014, October 23, 2014 and November 20, 2014; and

•	All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) (1) after the date of the filing of the registration statement of which this prospectus is a part and (2) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

You may obtain a copy of these filings, excluding exhibits (unless such exhibits that are specifically incorporated by reference), free of charge, by oral or written request directed to: Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois, 60045, Attention: General Counsel, Phone: (847) 482-5000.

THE COMPANY

We are one of the world’s leading manufacturers of clean air and ride performance products and systems for light vehicle, commercial truck and off-highway applications. We serve both original equipment vehicle designers and manufacturers and the repair and replacement markets, or aftermarket, globally through leading brands, including Monroe®, Rancho®, Clevite® Elastomers, Marzocchi®, Axios™, Kinetic™ and Fric-Rot™ ride performance products and Walker®, XNOx™, Fonos™, DynoMax®, and Thrush™ clean air products. We serve more than 65 different original equipment manufacturers and commercial truck and off-highway engine manufacturers, and our products are included on nine of the top 10 car models produced for sale in Europe and eight of the top 10 light truck models produced for sale in North America for 2013. Our aftermarket customers are comprised of full-line and specialty warehouse distributors, retailers, jobbers, installer chains and car dealers. As of December 31, 2013, we operated 89 manufacturing facilities worldwide and employed approximately 26,000 people to service our customers’ demands.

We were incorporated in the state of Delaware in 1996. Our principal executive offices are located at 500 North Field Drive, Lake Forest, Illinois 60045. Our telephone number is (847) 482-5000 and our website can be accessed at www.tenneco.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	5.56	4.34	3.55	3.10	1.79	—

(1)	For purposes of computing this ratio, earnings generally consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expenses considered representative of the interest factor and capitalized interest. Earnings were insufficient to cover fixed charges by $39 million for the year ended December 31, 2009.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under ‘‘Risk Factors’’ and “Disclosure Regarding Forward-Looking Statements” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement may relate. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

The debt securities are to be issued under an indenture among Tenneco, the guarantors named therein and U.S. Bank National Association, as trustee. The form of the indenture for the debt securities is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Our discussion of indenture provisions is not complete. You should read the indenture for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under the indenture is unlimited.

To the extent that debt securities are guaranteed, the guarantees will be set forth in the indenture or supplements thereto.

General

There is no requirement under the indenture that future issues of our debt securities be issued under such indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the debt securities, we may reopen a previous issue of debt securities under the indenture, unless the reopening is restricted when the series of debt securities is created. The indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series.

Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of a particular series;

•	whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•	the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•	the payment dates on which interest, if any, on the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of Tenneco or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person or persons who shall be the security registrar and paying agent for the debt securities, if other than the trustee, and the person who shall be the depositary;

•	the terms pursuant to which we and the trustee may amend the indenture;

•	the events of default that relate to each series of debt securities and the terms upon which holders may waive defaults under the indenture;

•	any limitations on our ability to merge or consolidate with another corporation; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Except where specifically described in the applicable prospectus supplement, the indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Tenneco in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Global Securities

According to the indenture, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement.

Form, Exchange and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of each series only in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indenture and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like aggregate principal amount.

Subject to the terms of the indenture and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We will designate the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Guarantees

Certain material domestic wholly owned subsidiaries of Tenneco Inc. named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, severally or jointly and severally, guarantee any or all of the series of debt securities. The guarantors of our debt securities may include the following subsidiaries of Tenneco Inc.: Tenneco Automotive Operating Company Inc. , Clevite Industries Inc., The Pullman Company, Tenneco Global Holdings Inc., Tenneco International Holding Corp. or TMC Texas Inc.

The Trustee

U.S. Bank National Association will serve as the trustee under the indenture.

PLAN OF DISTRIBUTION

We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment on the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C., 20549

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC’s web site at http://www.sec.gov. Certain information is also available on our website at http://www.tenneco.com.

$225,000,000

Tenneco Inc.

5 3/8% Senior Notes due 2024

PROSPECTUS SUPPLEMENT

December 2, 2014

Joint Book-Running Managers

Wells Fargo Securities

Citigroup

Morgan Stanley

Co-Managers

BB&T Capital Markets

BBVA

Capital One Securities

CIBC

COMMERZBANK

HSBC

KBC SECURITIES USA

PNC Capital Markets LLC

RBS

Scotiabank

SMBC Nikko

US Bancorp